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                                                                    EXHIBIT 23.5


                    CONSENT OF RAUSCHER PIERCE REFSNES, INC.

  We hereby consent to use in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (the "Registration Statement") of Associated Natural Gas Corporation of our opinion and to the references to our firm and such opinion included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Rauscher Pierce Refsnes, Inc.

May 20, 1994